UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 31, 2008
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
  Greensboro, North Carolina  27409-9421
  (Address of principal executive offices)
  (Zip Code)

 (336) 664-1233

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
      (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        RF Micro Devices, Inc. (the "Company") is party to certain Change in Control Agreements (the "Agreements") with each of Robert A. Bruggeworth, Steven E. Creviston, Jerry D. Neal, William A. Priddy, Jr. and Robert M. Van Buskirk (the “Executive Officers”).  On December 31, 2008, the Compensation Committee of the Board of Directors (the “Board”) of the Company approved entering into Amended and Restated Change in Control Agreements (the "Amended Agreements") with certain officers of the Company, including each of the Executive Officers.  The Agreements were amended and restated to comply with certain tax requirements imposed under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and to reflect developing best practices and changes deemed appropriate by the Compensation Committee.  In addition, Mr. Bruggeworth’s Agreement was amended to conform to certain terms of the Employment Agreement entered into as of November 12, 2008 between Mr. Bruggeworth and the Company (the "Employment Agreement").  None of the other Executive Officers have entered into employment agreements with the Company.

Material Changes to Mr. Bruggeworth’s Change in Control Agreement

The material changes to Mr. Bruggeworth’s Agreement, as reflected in his Amended Agreement, are as follows.

  The term of Mr. Bruggeworth’s Amended Agreement will end on the earliest of (a) December 31, 2009, subject to automatic renewal for additional one-year periods unless the Company gives notice to Mr. Bruggeworth that it does not wish to extend the Agreement; (b) the termination of Mr. Bruggeworth’s employment with the Company for any reason prior to the change in control; or (c) the end of a two-year period following a change in control and the fulfillment by the Company and Mr. Bruggeworth of all obligations under the Agreement.
  The definition of "cause" has been revised to conform to the definition in Mr. Bruggeworth’s Employment Agreement, including but not limited to the addition of the following additional triggers: (a) the repeated use of alcohol by Mr. Bruggeworth in a manner that materially interferes with the performance of his duties or the illegal use by Mr. Bruggeworth of a controlled substance; (b) any willful and material violation of any provision of the Company’s Corporate Governance Guidelines, the Company’s Code of Business Conduct and Ethics and other similar codes, policies and guidelines adopted from time to time by the Board; and (c) Mr. Bruggeworth’s willful and material violation of the requirements of the Sarbanes-Oxley Act of 2002 or any other federal or state securities law, rule or regulation, including, without limitation, his engagement in any willful conduct that results in his obligation to reimburse the Company for the amount of any bonus, incentive-based compensation, equity-based compensation, profits realized from the sale of the Company’s securities or other compensation pursuant to application of the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.

  The term "good reason" has also been revised to more closely conform to the definition in Mr. Bruggeworth’s Employment Agreement, including but not limited to the addition of an involuntary loss of Mr. Bruggeworth’s position as a member of the Board as a good reason trigger.  In addition, a triggering event will only constitute "good reason" if Mr. Bruggeworth complies with certain notice provisions.
  The provisions regarding payment of compensation upon termination of employment, continuation of benefits and reimbursement of certain expenses have been amended to comply with the requirements of Code Section 409A.
  The severance multiplier applicable to benefits payable to Mr. Bruggeworth upon a qualifying termination (two times his base salary plus two times his incentive bonus) has not been altered, but the bonus amount to be included in such benefits has been changed to be based upon Mr. Bruggeworth’s target annual bonus opportunity under the Company’s Cash Bonus Plan for the year in which his date of termination occurs, rather than the average annual incentive bonus earned under any incentive bonus plan of the Company during the last three fiscal years before termination.
  The provisions regarding "gross-up" payments have been revised to conform to Mr. Bruggeworth’s Employment Agreement and the requirements of Section 409A of the Code.  In addition, Mr. Bruggeworth's Amended Agreement includes a gross-up payment for Code Section 409A tax liabilities that occur under certain circumstances.
  The restrictive covenants have been revised to conform to Mr. Bruggeworth’s Employment Agreement, including but not limited to the addition of (a) a provision requiring Mr. Bruggeworth to assist the Company in litigation; and (b) a prohibition on disparagement of the Company.  In addition, the non-competition covenant has been modified to prohibit Mr. Bruggeworth from competing with the Company anywhere in the United States for the term of the Amended Agreement and the compensation period thereunder.
  A provision was added to clarify that the Company's obligations under the Amended Agreement must be assumed by and be binding on any successor to the Company.
  A provision was added to clarify that benefits (if any) paid under the Amended Agreement following Mr. Bruggeworth's qualifying termination will offset benefits (if any) paid under Mr. Bruggeworth's Employment Agreement.

Material Changes to Other Executive Officer Change in Control Agreements

The Amended Agreements for Messrs. Creviston, Neal, Priddy and Van Buskirk include changes substantially similar to the changes in Mr. Bruggeworth’s Amended Agreement, with the following exceptions:

  Involuntary loss of Board membership is not a "good reason" trigger under their Amended Agreements.
  The other Executive Officers’ Amended Agreements do not include a provision for gross-up payments for any Code Section 409A tax liabilities.

  Benefits paid under the Amended Agreements for the other Executive Officers will not offset benefits paid under an employment agreement, since the other Executive Officers are not party to employment agreements with the Company.  All of the Amended Agreements are subject to a general right of offset for any claim, right or action of the Company against the Executive Officer.

As with the Amended Agreement for Mr. Bruggeworth, the severance multiplier applicable to benefits payable upon a qualifying termination (two times base salary plus two times incentive bonus for Mr. Priddy, one and one-half times salary plus one times incentive bonus for Mr. Van Buskirk and one times base salary plus one times incentive bonus for Messrs. Creviston and Neal) has not been altered, but the bonus amount to be included in such benefits has been changed to be based upon one or two (as applicable) times the target bonus for the year in which the termination occurs rather than one or two (as applicable) times the average annual incentive bonus earned under any incentive bonus plan of the Company during the last three fiscal years before termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By: /s/William A. Priddy, Jr.

William A. Priddy, Jr.
Chief Financial Officer, Corporate
Vice President of Administration and Secretary

Date:  January 7, 2009